Exhibit 99.1

MACOM Reports Revenue $112.4 million and EPS $0.33 (non-GAAP) for Fiscal Third Quarter;

Revenue and EPS at the High End of Guidance

LOWELL, MA, July 29, 2014 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for its fiscal third quarter ended July 4, 2014.

Third Quarter Fiscal Year 2014 GAAP Results

•	Revenue was $112.4 million, compared to $107.8 million in the prior fiscal quarter and $83.5 million in the previous year’s fiscal third quarter;

•	Gross margin was 44.7 percent, compared to 24.9 percent in the prior fiscal quarter and 42.5 percent in the previous year’s fiscal third quarter;

•	Operating income was $7.3 million, compared to operating loss of $20.6 million in the prior fiscal quarter and operating income of $8.9 million in the previous year’s fiscal third quarter; and

•	Net income was $1.2 million, or $0.02 earnings per diluted share, compared to net loss of $22.1 million, or $0.47 loss per share, in the prior fiscal quarter and net income of $7.0 million, or $0.15 earnings per diluted share, in the previous year’s fiscal third quarter.

Third Quarter Fiscal Year 2014 Non-GAAP Results

•	Gross margin was 51.7 percent, compared to 49.3 percent in the prior fiscal quarter and 45.0 percent in the previous year’s fiscal third quarter;

•	Operating income was $23.9 million, or 21.3 percent of revenue, compared to $21.4 million, or 19.9 percent of revenue, in the prior fiscal quarter and $16.2 million, or 19.8 percent of revenue, in the previous year’s fiscal third quarter;

•	EBITDA was $27.2 million, compared to $24.8 million for the prior fiscal quarter and $18.9 million for the previous year’s fiscal third quarter; and

•	Net income was $15.8 million, or $0.33 earnings per diluted share, compared to net income of $15.2 million, or $0.32 per diluted share, in the prior fiscal quarter and net income of $11.5 million, or $0.24 earnings per diluted share, in the previous year’s fiscal third quarter.

John Croteau, Chief Executive Officer of MACOM stated, “Revenue and earnings per share for the quarter were at the high end of our guidance with strong sequential growth that was broadly distributed across our end markets. Non-GAAP gross margin improved by 240 basis points sequentially and 670 basis points year over year to 51.7%, representing our seventh consecutive quarter of margin improvement.”

“During the quarter, we closed on the sale of the CPE business to Freescale Semiconductor, which contributed one month of revenue in the quarter. Additionally, we closed on our seven-year Term Loan B facility that further strengthens our balance sheet and financial flexibility.”

Mr. Croteau concluded, “We are pleased with our execution as we realize the benefits of our strategic initiatives and past investments in growth and gross margin expansion. We will remain laser-focused on servicing our target customers and applications as we further extend our leadership position and capture a greater share of the high performance analog RF, microwave and millimeter wave market.”

During the fiscal third quarter, MACOM completed its refinancing of its existing revolving credit facility with a $450 million senior secured credit facility consisting of a $350 million Term Loan B facility and a $100 million Revolving Credit Facility. The initial draw down of the Term Loan B Facility was $350 million. Key benefits of this refinancing include extending the principal maturity of MACOM’s outstanding indebtedness, providing access to institutional lenders and credit agency ratings, and providing access to additional capital for general corporate purposes, including future acquisitions.

Based on the greater level of outstanding debt and higher interest costs associated with the new facility, for the full fiscal fourth quarter, the refinancing will have a dilutive effect to MACOM’s future EPS as described in more detail below.

Business Outlook

For the fiscal fourth quarter ending October 3, 2014, MACOM expects another quarter of solid growth with revenue expected to be in the range of 112 to 116 million dollars, which would be roughly 5 to 9 percent sequential growth after adjusting for the sale of the CPE business. Non-GAAP gross margin is expected to be between 50 and 53 percent, and non-GAAP earnings per diluted share between 31 and 34 cents on an anticipated 49 million shares outstanding, net of an expected $0.03 per share dilutive effect of the refinancing of MACOM’s outstanding long-term indebtedness described above.

Conference Call

MACOM will host a conference call on Tuesday, July 29, 2014 at 5:00 p.m. Eastern Time to discuss its fiscal third quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 69009494. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 5 business days. The replay number is 1-855-859-2056 with a pass code of 69009494. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macom.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About MACOM

MACOM (www.macom.com) is a leading supplier of high performance analog RF, microwave, and millimeter wave products that enable next-generation Internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired & wireless networks, CATV, automotive, industrial, medical, and mobile devices. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, Partners from RF to Light, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our statements regarding realization of the benefits of our strategic initiatives and past investments in growth and gross margin expansion, our statements regarding our remaining laser-focused on servicing our target customers and applications as we further extend our leadership position and capture a greater share of the high performance analog RF, microwave and millimeter wave markets, and any statements regarding future trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including greater than expected dilutive effect on earnings of our outstanding indebtedness and related interest expense and other costs, lower than expected demand in any or all of our five primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, our failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN or other solutions offered by us, failures or delays in porting and qualifying GaN process technology to our Lowell, MA fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2014 as filed with the SEC on May 12, 2014. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP financial information, including revenue, gross margin, operating margin, operating income, net income, earnings per share, EBITDA and other data calculated on a non-GAAP basis. This non-GAAP information excludes the operations of Nitronex prior to the date of acquisition, discontinued operations, the impact of fair value accounting in merger and acquisitions (M&A) of businesses, M&A costs, including acquisition and related integration costs, certain cost savings from synergies expected from M&A activities, income and expenses from transition services related to M&A activities, expected amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation, restructuring charges, litigation settlement and costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, amortization of debt discounts and issuance costs, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of MACOM’s underlying performance. The exclusion of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. These and other similar items are also excluded from

EBITDA, which is non-GAAP earnings before interest, income taxes, depreciation and amortization. MACOM believes this non-GAAP financial information provides additional insight into MACOM’s on-going performance and has, therefore, chosen to provide this information to investors for a consistent basis of comparison and to help them evaluate the results of MACOM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	July 4, 2014	April 4, 2014	June 28, 2013	July 4, 2014	June 28, 2013

Revenue	$112,364	$107,827	$83,477	$304,345	$238,396
Cost of revenue	62,150	80,964	47,973	191,546	138,573

Gross profit	50,214	26,863	35,504	112,799	99,823

Operating expenses:
Research and development	20,810	20,347	12,139	53,587	33,938
Selling, general and administrative	22,065	24,504	13,449	65,952	38,106
Contingent consideration	—	—	—	—	(577)
Restructuring charges	—	2,635	1,060	15,725	1,060

Total operating expenses	42,875	47,486	26,648	135,264	72,527

Income (loss) from operations	7,339	(20,623)	8,856	(22,465)	27,296

Other income (expense):

Warrant liability gain (expense)	(2,782)	(4,066)	1,060	(5,566)	(2,035)
Interest expense	(5,625)	(1,622)	(190)	(7,833)	(616)
Other income	1,354	1,009	123	2,441	293

Total other income (expense)	(7,053)	(4,679)	993	(10,958)	(2,358)

Income (loss) before income taxes	286	(25,302)	9,849	(33,423)	24,938
Income tax provision (benefit)	(897)	(5,680)	2,869	(8,168)	8,482

Income (loss) from continuing operations	1,183	(19,622)	6,980	(25,255)	16,456
Loss from discontinued operations	—	(2,500)	—	(4,605)	—

Net income (loss)	$1,183	$(22,122)	$6,980	$(29,860)	$16,456

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.03	$(0.42)	$0.15	$(0.54)	$0.36
Loss from discontinued operations	—	(0.05)	—	(0.10)	—

Income (loss) per share - basic	$0.03	$(0.47)	$0.15	$(0.64)	$0.36

Diluted:
Income (loss) from continuing operations	$0.02	$(0.42)	$0.15	$(0.54)	$0.35
Loss from discontinued operations	—	(0.05)	—	(0.10)	—

Income (loss) per share - diluted	$0.02	$(0.47)	$0.15	$(0.64)	$0.35

Shares:
Basic	47,280	46,808	46,066	46,856	45,788

Diluted	48,524	46,808	47,221	46,856	47,036

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	July 4, 2014		April 4, 2014		June 28, 2013
			Amount		Amount
Revenue - GAAP			$107,827		$83,477
Nitronex prior to acquisition			(362)		(1,252)

Revenue - Non-GAAP			$107,465		$82,225

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue

Gross profit - GAAP	$50,214	44.7%	$26,863	24.9%	$35,504	42.5%
Nitronex prior to acquisition	—	—	16	0.1	789	1.6
Amortization expense	6,270	5.6	6,262	5.8	473	0.6
Non-cash compensation expense	646	0.6	426	0.4	243	0.3
Equity-based compensation	23	—	30	—	—	—
Acquisition FMV step-up	168	0.1	18,003	16.8	—	—
Third-party engineering costs	400	0.4	570	0.5	—	—
Integration costs and synergy savings	345	0.3	822	0.8	—	—

Gross profit - non-GAAP	$58,066	51.7%	$52,992	49.3%	$37,009	45.0%

Research and Development - GAAP	$20,810	18.5%	$20,347	18.9%	$12,139	14.5%
Nitronex prior to acquisition	—	—	(438)	(0.4)	(1,019)	(1.0)
Earn-out costs	—	—	—	—	(1,021)	(1.2)
Non-cash compensation expense	(893)	(0.8)	(728)	(0.7)	(421)	(0.5)
Equity-based compensation	(228)	(0.2)	(137)	(0.1)	—	—
Acquisition FMV step-up	(204)	(0.2)	(183)	(0.2)	—	—
Integration costs and synergy savings	(1,108)	(1.0)	(2,414)	(2.2)	—	—
Third-party engineering costs	400	0.4	570	0.5	—	—

Research and Development - non-GAAP	$18,777	16.7%	$17,017	15.8%	$9,678	11.8%

Selling, General and Administrative - GAAP	$22,065	19.6%	$24,504	22.7%	$13,449	16.1%
Nitronex prior to acquisition	—	—	(191)	(0.2)	(469)	(0.4)
Earn-out costs	—	—	—	—	(569)	(0.7)
Amortization expense	(505)	(0.4)	(476)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(1,851)	(1.6)	(2,136)	(2.0)	(756)	(0.9)
Equity-based compensation	(147)	(0.1)	(214)	(0.2)	—	—
Acquisition FMV step-up	(28)	—	(21)	—	—	—
Litigation costs	(1,836)	(1.6)	(440)	(0.4)	(250)	(0.2)
Transaction expenses	—	—	(250)	(0.2)	—	—
Integration costs and synergy savings	(2,321)	(2.1)	(6,178)	(5.7)	—	—

Selling, General and Administrative - non-GAAP	$15,377	13.7%	$14,598	13.6%	$11,090	13.5%

Total operating expenses - GAAP	$42,875	38.2%	$47,486	44.0%	$26,648	31.9%
Nitronex prior to acquisition	—	—	(629)	(0.4)	(1,598)	(1.4)
Amortization expense	(505)	(0.4)	(476)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(2,744)	(2.4)	(2,864)	(2.7)	(1,177)	(1.4)
Equity-based compensation	(375)	(0.3)	(351)	(0.3)	—	—
Acquisition FMV step-up	(232)	(0.2)	(204)	(0.2)	—	—
Contingent consideration and earn-out costs	—	—	—	—	(1,590)	(1.9)
Restructuring charges	—	—	(2,635)	(2.5)	(950)	(1.2)
Integration costs and synergy savings	(3,429)	(3.1)	(8,592)	(8.0)	—	—
Litigation costs	(1,836)	(1.6)	(440)	(0.4)	(250)	(0.3)
Transaction expenses	—	—	(250)	(0.2)	—	—
Third-party engineering	400	0.4	570	0.5	—	—

Total operating expenses - non-GAAP	$34,154	30.4%	$31,615	29.4%	$20,768	25.3%

Income (loss) from operations - GAAP	$7,339	6.5%	$(20,623)	(19.1)%	$8,856	10.6%
Nitronex prior to acquisition	—	—	645	0.4	2,387	3.1
Amortization expense	6,775	6.0	6,738	6.3	788	1.0
Non-cash compensation expense	3,390	3.0	3,290	3.1	1,420	1.7
Equity-based compensation	398	0.4	381	0.4	—	—
Contingent consideration and earn-out costs	—	—	—	—	1,590	1.9
Restructuring charges	—	—	2,635	2.5	950	1.2
Acquisition FMV step-up	400	0.4	18,207	16.9	—	—
Litigation costs	1,836	1.6	440	0.4	250	0.3
Transaction expenses	—	—	250	0.2	—	—
Integration costs and synergy savings	3,774	3.4	9,414	8.8	—	—

Income from operations - non-GAAP	$23,912	21.3%	$21,377	19.9%	$16,241	19.8%

Net income (loss) - GAAP	$1,183	1.1%	$(22,122)	(20.5)%	$6,980	8.4%
Nitronex prior to acquisition	—	—	645	0.5	2,387	2.9
Amortization expense	5,183	4.6	5,155	4.8	493	0.6
Non-cash compensation expense	2,593	2.3	2,517	2.3	872	1.1
Equity-based compensation	304	0.3	291	0.3	—	—
Contingent consideration and earn-out costs	—	—	—	—	995	1.2
Restructuring charges	—	—	2,016	1.9	666	0.8
Warrant liability (gain) expense	2,782	2.5	4,066	3.8	(1,060)	(1.3)
Non-cash interest expense	1,838	1.6	91	0.1	46	0.1
Acquisition FMV step-up	306	0.3	13,061	12.2	—	—

Litigation costs	1,405	1.3	337	0.3	157	0.2
Integration costs and synergy savings	1,270	1.1	7,201	6.7	—	—
Transaction expenses	—	—	191	0.2	—	—
Transition services for divested business	(1,036)	(0.9)	(741)	(0.7)	—	—
Discontinued operations	—	—	2,500	2.3	—	—

Net income - non-GAAP	$15,828	14.1%	$15,208	14.2%	$11,536	14.0%

Income from operations - non-GAAP	$23,912		$21,377		$16,241
Depreciation expense	3,296		3,367		2,534
Other income, net	—		40		123

EBITDA	$27,208		$24,784		$18,898

Interest expense - GAAP	$5,625		$1,622		$190
Non-cash interest expense	(2,402)		(119)		(74)

Interest expense - non-GAAP	$3,223		$1,503		$116

	Three Months Ended
	July 4, 2014		April 4, 2014		June 28, 2013
	Amount	Income per diluted share	Amount	Income (loss) per diluted share	Amount	Income per diluted share

Net income (loss)	$1,183	$0.02	$(22,122)	$(0.47)	$6,980	$0.15

Net income - non-GAAP	$15,828	$0.33	$15,208	$0.32	$11,536	$0.24

Diluted shares - GAAP	48,524		46,808		47,221

Incremental stock options, warrants, restricted stock and units	—		1,406		1,003

Diluted shares - non-GAAP	48,524		48,214		48,224

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Nine Months Ended
	July 4, 2014		June 28, 2013
	Amount		Amount
Revenue - GAAP	$304,345		$238,396
Nitronex prior to acquisition	(1,048)		(3,333)

Revenue - non-GAAP	$303,297		$235,063

	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$112,799	37.1%	$99,823	41.9%
Nitronex prior to acquisition	959	0.5	2,596	1.6
Amortization expense	13,779	4.5	1,421	0.6
Non-cash compensation expense	1,355	0.4	823	0.4
Equity-based compensation	53	—	—	—
Acquisition FMV step-up	18,707	6.2	—	—
Integration costs and synergy savings	1,306	0.4	—	—
Third-party engineering costs	970	0.3	—	—

Gross profit - non-GAAP	$149,928	49.4%	$104,663	44.5%

Research and Development - GAAP	$53,587	17.6%	$33,938	14.2%
Nitronex prior to acquisition	(1,423)	(0.3)	(2,845)	(1.0)
Earn-out costs	—	—	(1,021)	(0.4)
Non-cash compensation expense	(2,105)	(0.7)	(1,226)	(0.5)
Equity-based compensation	(365)	(0.1)	—	—
Acquisition FMV step-up	(459)	(0.2)	—	—
Integration costs and synergy savings	(3,558)	(1.2)	—	—
Third-party engineering costs	970	0.3	—	—

Research and Development - non-GAAP	$46,647	15.4%	$28,846	12.3%

Selling, General and Administrative - GAAP	$65,952	21.7%	$38,106	16.0%
Nitronex prior to acquisition	(685)	(0.2)	(1,554)	(0.5)
Earn-out costs	—	—	(569)	(0.2)
Amortization expense	(1,347)	(0.4)	(945)	(0.4)
Non-cash compensation expense	(5,065)	(1.7)	(2,317)	(1.0)
Equity-based compensation	(361)	(0.1)	—	—
Acquisition FMV step-up	(60)	—	—	—
Integration costs and synergy savings	(8,914)	(2.9)	(1,267)	(0.5)
Litigation costs	(3,240)	(1.1)	(601)	(0.3)
Transaction expenses	(4,472)	(1.5)	—	—

Selling, General and Administrative - non-GAAP	$41,808	13.8%	$30,853	13.1%

Total operating expenses - GAAP	$135,264	44.4%	$72,527	30.4%
Nitronex prior to acquisition	(2,108)	(0.4)	(4,509)	(1.5)
Amortization expense	(1,347)	(0.4)	(945)	(0.4)
Non-cash compensation expense	(7,170)	(2.4)	(3,543)	(1.5)
Equity-based compensation	(726)	(0.2)	—	—
Acquisition FMV step-up	(519)	(0.2)	—	—
Contingent consideration and earn-out costs	—	—	(1,013)	(0.4)
Restructuring charges	(15,725)	(5.2)	(950)	(0.4)
Integration costs and synergy savings	(12,472)	(4.1)	(1,267)	(0.5)
Litigation costs	(3,240)	(1.1)	(601)	(0.3)
Transaction expenses	(4,472)	(1.5)	—	—
Third-party engineering	970	0.3	—	—

Total operating expenses - non-GAAP	$88,455	29.2%	$59,699	25.4%

Income (loss) from operations - GAAP	$(22,465)	(7.4)%	$27,296	11.4%
Nitronex prior to Acquisition	3,067	1.0	7,105	3.2
Amortization expense	15,126	5.0	2,366	1.0
Non-cash compensation expense	8,525	2.8	4,366	1.9
Equity-based compensation	779	0.3	—	—
Contingent consideration and earn-out costs	—	—	1,013	0.4
Restructuring charges	15,725	5.2	950	0.4
Acquisition FMV step-up	19,226	6.3	—	—
Integration costs and synergy savings	13,778	4.5	1,267	0.5
Litigation costs	3,240	1.1	601	0.3
Transaction expenses	4,472	1.5	—	—

Income from operations - non-GAAP	$61,473	20.3%	$44,964	19.1%

Net income (loss) - GAAP	$(29,860)	(9.8)%	$16,456	6.9%
Nitronex prior to acquisition	3,067	0.9	7,105	3.1
Amortization expense	11,572	3.8	1,481	0.6
Non-cash compensation expense	6,521	2.2	3,154	1.3
Equity-based compensation	595	0.2	—	—
Contingent consideration	—	—	634	0.3
Restructuring charges	12,030	4.0	666	0.3
Warrant liability expense	5,566	1.8	2,035	0.9
Non-cash interest expense	2,020	0.7	155	0.1
Acquisition FMV step-up	13,841	4.6	—	—
Integration costs and synergy savings	8,922	2.9	793	0.3
Litigation costs	2,479	0.8	376	0.2
Transaction expenses	3,537	1.2	—	—

Transition services for divested business	(1,777)	(0.6)	—	—
Discontinued operations	4,605	1.5	—	—

Net income - non-GAAP	$43,118	14.2%	$32,855	14.0%

	Amount	Income (loss) per diluted share	Amount	Income per diluted share
Net income (loss) - GAAP	$(29,860)	$(0.64)	$16,456	$0.35

Net income - non-GAAP	$43,118	$0.89	$32,855	$0.69

Diluted shares - GAAP	46,856		47,036
Incremental stock options, warrants, restricted stock and units	1,349		804

Diluted shares - non-GAAP	48,205		47,840

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	July 4, 2014	September 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$173,508	$110,488
Accounts receivable, net	75,795	63,526
Inventories	69,923	54,908
Deferred income taxes and other	46,638	17,525

Total current assets	365,864	246,447
Property and equipment, net	48,860	32,735
Goodwill and intangible assets, net	175,956	31,548
Deferred income taxes and other	88,654	5,905

TOTAL ASSETS	$679,334	$316,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,032	$—
Accounts payable, accrued liabilities and other	71,555	42,927
Deferred revenue	16,398	9,231

Total current liabilities	95,985	52,158
Long-term debt, less current portion	343,938	—
Common stock warrant liability	17,439	11,873
Deferred income taxes and other	7,908	5,463

Total liabilities	465,270	69,494
Commitments and contingencies
Stockholders’ equity	214,064	247,141

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$679,334	$316,635

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Nine Months Ended
	July 4, 2014	June 28, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(29,860)	$16,456
Non-cash adjustments	47,706	17,357
Payment of contingent consideration	—	(5,328)
Change in operating assets and liabilities	(8,116)	948

Net cash from operating activities	9,730	29,433

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net	(258,108)	—
Sale of a business	8,627	—
Sale of a product line	12,000	—
Strategic investments	(5,250)	—
Purchases of property and equipment	(10,279)	(7,171)
Acquisition of intellectual property	(5,088)	—

Net cash used in investing activities	(258,098)	(7,171)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of term notes payable	347,375	—
Payment of assumed debt	(34,952)	—
Capital contributions	3,200	6,515
Payment of contingent consideration	—	(675)
Financing activities	(4,235)	2,960

Net cash from financing activities	311,388	8,800

NET CHANGE IN CASH AND CASH EQUIVALENTS	63,020	31,062
CASH AND CASH EQUIVALENTS - Beginning of period	110,488	84,600

CASH AND CASH EQUIVALENTS - End of period	$173,508	$115,662

* * *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Robert J. McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bob.mcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com